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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: November 25, 1997


                  MASSACHUSETTS ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

             (Address of principal executive offices)

                          (508) 389-2000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
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     Industry Restructuring
     ----------------------

     On November 25, 1997, legislation was signed into law by the Governor of Massachusetts which would provide Massachusetts utility customers with the ability to choose their electric supplier on March 1, 1998. The legislation provides a mechanism for the recovery by electric utilities of stranded costs resulting from industry restructuring. The legislation further requires electric companies to provide customers who do not choose a competitive supplier with a transition rate (or standard offer) which results in a 10 percent rate reduction, with the discount increasing to 15 percent on or before September 1, 1999.

     In October 1996, Massachusetts Electric Company (the Company), a subsidiary of New England Electric System (NEES), and its affiliate, New England Power Company (NEP), reached a settlement agreement with various governmental agencies and other interested parties, regarding recovery of stranded costs, divestiture of the NEES companies generating business and other issues. The Massachusetts settlement agreement was approved by the Massachusetts Department of Public Utilities (MDPU) earlier this year. As a result of the Massachusetts settlement and an August 5, 1997 agreement to sell the NEES companies nonnuclear generating business to USGen New England, Inc. (USGen), the Company is expected to be able to meet the legislation's rate reduction targets. The legislation permits the MDPU to implement previously approved plans that substantially comply with the legislation. The NEES companies believe that their Massachusetts settlement is substantially consistent with the provisions of the legislation, and will be filing for such a finding by the MDPU. On November 25, 1997, the Federal Energy Regulatory Commission
(FERC) approved the Massachusetts settlement but required the NEES companies to amend the settlement within 30 days to clarify that the settlement does not affect the rights of non-settling parties.

     This Form 8-K contains statements that may be considered forward looking statements as defined under the securities laws regarding recovery of stranded assets, meeting rate reduction targets, and regulatory matters. Actual results may differ materially. While the NEES companies believe that the Massachusetts legislation and the sale agreement with USGen and other developments constitute substantial progress in resolving the uncertainty regarding the impact from industry restructuring, significant risks remain. These include, but are not limited to:
(i) the potential that ultimately the Massachusetts settlement will not be implemented in the manner anticipated by the Company
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and (ii) the possibility of federal legislation that would
increase the risks above those contained in the settlement and statute. The major risk factors affecting the Company relate to the possibility of adverse regulatory or judicial decisions or legislation which limit the level of revenues the Company is allowed to charge for its services or affect the costs the Company incurs.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             MASSACHUSETTS ELECTRIC COMPANY


                                    s/Michael E. Jesanis
                                             By _________________________
                                    Michael E. Jesanis
                                    Treasurer


Date: December 1, 1997